UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.                                        Results of Operations and Financial Condition.

On April 27, 2016, Synchronoss Technologies, Inc. (the “Company”) issued a press release which contained certain preliminary operating results for the three months ended March 31, 2017. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the portion of Exhibit 99.1 attached hereto under the heading “Preliminary First Quarter of 2017 Results,” shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Departure of Certain Officers.

Resignation of Chief Executive Officer and Chief Financial Officer

On April 27, 2017, the Company announced that Ronald Hovsepian who joined the Company on January 19, 2017 in connection with the acquisition of Intralinks Holdings, Inc. (“Intralinks”) and was appointed as the principal executive officer on March 1, 2017, was resigning as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective April 27, 2017, to pursue other interests.  Mr. Hovsepian’s resignation did not result from any disagreement with the Company.  In connection with his resignation, Mr. Hovsepian entered into a separation agreement with the Company dated April 26, 2017, pursuant to which the Company agreed to a lump-sum severance payment equal to $3.2 million and Mr. Hovsepian agreed to a general release of claims against the Company, among other customary terms. The Company also agreed to fully vest 18,260 shares of its common stock previously issued to Mr. Hovsepian. The severance and vesting of shares of the Company’s common stock is provided for in the employment agreement between Intralinks, a wholly-owned subsidiary of the Company, and Mr. Hovsepian.  Pursuant to the separation agreement, Mr. Hovsepian also agreed to a consulting arrangement pursuant to which Mr. Hovsepian would provide consulting services to the Company for a two year period beginning May 1, 2017 in return for a consulting fee of $750,000 per year.

On April 27, 2017, the Company also announced that John Frederick who joined the Company on February 27, 2017 was resigning as the Company’s Chief Financial Officer, effective April 27, 2017, to pursue other interests.  Mr. Frederick’s resignation did not result from any disagreement with the Company.  In connection with his resignation, Mr. Frederick entered into a separation agreement with the Company dated April 26, 2017, pursuant to which the Company agreed to a lump-sum severance payment equal to $1.2 million and Mr. Frederick agreed to a general release of claims against the Company, among other customary terms.  The lump sum severance payment is provided for in the employment agreement between the Company and Mr. Frederick.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive separation agreements between the Company and Messrs. Hovsepian and Frederick, which will be filed with the Company’s Quarterly Report on 10-Q for the quarter ending June 30, 2017 and are incorporated by reference herein.

(b)                                 Appointment of Certain Officers.

Appointment of Chief Executive Officer and Chief Financial Officer

The Board, following the resignations of Messrs. Hovsepian and Frederick, appointed Stephen G. Waldis as the Chief Executive Officer of the Company. Mr. Waldis will continue as a member and Executive Chairman of the Board.

Pursuant to the terms of his employment with the Company, Mr. Waldis will receive an annual base salary of $625,000 and be eligible to receive an annual performance bonus, with a target amount equal to 110% of his annual base salary, based upon the achievement of certain Company and individual objectives as determined by the Compensation Committee or the Board.  Mr. Waldis will also be eligible to participate in the Company’s 2017-2019 Executive Long Term Incentive Plan (the “LTI Plan”) with a target value of $4.4 million, of which $3.4 million was previously granted in connection with Mr. Waldis’ service as Executive Chairman. The LTI Plan consists of one-third stock options, with 25% vesting one year after the date of the grant and 1/48th monthly thereafter, one-third time-based restricted stock awards, with one-third vesting each year, and one-third performance shares, with vesting based on the approval by the Board or the Compensation Committee that the Company has met certain performance metrics.

There is no arrangement or understanding between Mr. Waldis and any other persons pursuant to which Mr. Waldis was selected as Chief Executive Officer of the Company. There are no family relationships between Mr. Waldis and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Waldis that would require disclosure under Item 404(a) of Regulation S-K.

The Board also appointed Lawrence Irving, age 60, to serve as the Company’s Chief Financial Officer, effective April 27, 2017 (the “Start Date”). Mr. Irving was previously the Company’s Executive Vice President, Chief Financial Officer and Treasurer from July 2001 to April 2014. Before joining the Company, from 1998 to 2001, Mr. Irving served as Chief Financial Officer and Treasurer at CommTech Corporation, a telecommunications software provider that was acquired by ADC Telecommunications. From 1995 to 1998, Mr. Irving served as Chief Financial Officer of Holmes Protection Group, a publicly traded company which was acquired by Tyco International. Mr. Irving is a certified public accountant and a member of the New York State Society of Certified Public Accountants. Mr. Irving received a degree in accounting from Pace University.

Pursuant to the terms of his employment with the Company, Mr. Irving will receive an annual base salary of $425,000 and be eligible to receive an annual performance bonus, with a target amount equal to 80% of his annual base salary, based upon the achievement of certain Company and individual objectives as determined by the Compensation Committee or the Board.  Mr. Irving will also be eligible to participate in the LTI Plan with a target value of $1.9 million. In addition, the Company will grant Mr. Irving equity awards worth $1.9 million in value, based on the Company’s stock price on the date of grant. One-third of the grant is stock options, with 25% vesting one year after the date of the grant and 1/48th monthly thereafter, one-third is time-based restricted stock awards, with one-third vesting each year, and one-third is performance shares, with vesting based on the approval by the Board or the Compensation Committee that the Company has met certain performance metrics.

There is no arrangement or understanding between Mr. Irving and any other persons pursuant to which Mr. Irving was selected as Chief Financial Officer of the Company. There are no family relationships between Mr. Irving and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Irving that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive employment agreements between the Company and Messrs. Waldis and Irving, which will be filed with the Company’s Quarterly Report on 10-Q for the quarter ending June 30, 2017 and are incorporated by reference herein.

A copy of the press release announcing the appointment of Messrs. Waldis and Irving as Chief Executive Officer and Chief Financial Officer, respectively, and the resignation Messrs. Hovsepian and Frederick as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report or press release attached hereto as Exhibit 99.1, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding expected operating and financial results, management of expenses and business strategy execution. Although the Company attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; execution risks with acquisitions; closing conditions; risks associated with sales not materializing based on a change in circumstances; disruption to sales following acquisitions; increasing competitiveness in the enterprise and mobile solutions market; ability to retain key personnel following the acquisition; the dynamic nature of the markets in which the companies operate; specific economic risks in different geographies, and among different customer segments; changes in foreign currency exchange rates; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; product defects; unexpected costs, assumption of unknown liabilities and increased costs for any reason; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in the Company’s most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from the Company’s investor relations department. All forward-looking statements herein reflect the Company’s opinions only as of the date of this release, and the Company undertakes no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Item 9.01.                                        Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence Irving
Name: Lawrence Irving
Title: Chief Financial Officer